Exhibit 4.2

Execution Version

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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TABLE OF CONTENTS

(continued)

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FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of the 13th day of May, 2014, by and between Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (the “Series A Investors”), each of the investors listed on Schedule B hereto (the “Series A-1 Investors”), each of the investors listed on Schedule C hereto (the “Series B Investors”), each of the investors listed on Schedule D hereto (the “Series C Investors”) and each of the investors listed on Schedule E hereto (the “Series D Investors”), together with any persons or entities that become parties hereto pursuant to Section 6.9 (the Series A Investors, the Series A-1 Investors, the Series B Investors, the Series C Investors, the Series D Investors and such persons or entities, collectively, the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to an Third Amended and Restated Investor Rights Agreement dated as of August 2, 2011, as previously amended and in effect prior to the date hereof (the “Prior Agreement”);

WHEREAS, the Company has entered into a Series D Preferred Stock Purchase Agreement dated as of May 13, 2014 (as amended and in effect from time to time, the “Purchase Agreement”) with the Series D Investors, pursuant to which the Company will issue shares of Series D Preferred Stock (as defined below) to such Series D Investors;

WHEREAS, the Series D Investors have made it a condition precedent to their purchase of shares of Series D Preferred Stock pursuant to the Purchase Agreement that the parties enter into this Agreement;

WHEREAS, the Company and Series A Investors, Series A-1 Investors, Series B Investors and Series C Investors holding the requisite number of shares of Registrable Securities (as defined in the Prior Agreement) desire to amend and restate the Prior Agreement in the manner provided below; and

WHEREAS, in order to induce the Series D Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, to participate in future equity offerings by the Company and certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

“Agreement” shall have the meaning set forth in the Preamble.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

“Charter” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company” shall have the meaning set forth in the Preamble.

“Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” shall have the meaning set forth in Section 2.1.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for, Preferred Stock or Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Final Prospectus” shall have the meaning set forth in Section 2.9(d).

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Fully Exercising Investor” shall have the meaning set forth in Section 4.1(c).

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Investors” shall have the meaning set forth in the Preamble.

“Key Person” means Timothy Noyes, Steven Burke, any executive-level employee (including division director and vice president-level positions) and any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

“Major Holder” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Offer Notice” shall have the meaning set forth in Section 4.1(b).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Director” means each of (i) the directors of the Company that the holders of record of Series D Preferred Stock, exclusively, are entitled to elect, (ii) the director of the Company that the holders of record of Series B Preferred Stock, exclusively, are entitled to elect and (iii) the directors of the Company that the holders of record of Series A Preferred Stock and Series A-1 Preferred Stock, exclusively and voting together as single class, are entitled to elect, in each case pursuant to the Charter.

“Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Qualified Investors” shall have the meaning set forth in Section 4.1.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) Common Stock issuable or issued pursuant to the Purchase Agreement; (iii) the Warrant Shares; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i)-(iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this Agreement.

“Registrable Securities then outstanding” means the number of shares of Registrable Securities determined by adding the shares of Common Stock outstanding that are Registrable Securities and the shares of Common Stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.14(b).

“Right of First Refusal and Co-Sale Agreement” means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof by and among the Company, the Investors and certain other holders of the Company’s capital stock, as amended and in effect from time to time.

“S-3 Notice” shall have the meaning set forth in Section 2.3(a).

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of one counsel for the Holders, except as provided in Section 2.7.

“Series A Investors” shall have the meaning set forth in the Preamble.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series A-1 Investors” shall have the meaning set forth in the Preamble.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

“Series B Investors” shall have the meaning set forth in the Preamble.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series C Investors” shall have the meaning set forth in the Preamble.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

“Series C Purchase Agreement” means that certain Series C Preferred Stock and Warrant Purchase Agreement, dated as of August 2, 2011, by and among the Company and the Series C Investors, as amended and in effect from time to time.

“Series D Investors” shall have the meaning set forth in the Preamble.

“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

“Voting Agreement” means the Fourth Amended and Restated Voting Agreement dated as of the date hereof by and among the Company, the Investors and certain other holders of the Company’s capital stock, as amended and in effect from time to time.

“Warrants” means the warrants issued to the Series C Investors pursuant to, and in accordance with, the terms and conditions of the Series C Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1.                            Demand Registration.

(a)                                 If at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred eighty (180) calendar days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company effect a registration with respect to an amount of the Registrable Securities then outstanding, then the Company shall (i) within ten (10) calendar days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) calendar days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) calendar days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b).

(b)                                 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) calendar days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(c)                                  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 (i) during the period that is sixty (60) calendar days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) calendar days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii)

after the Company has effected two registrations; (iii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of Selling Expenses) of less than $5,000,000; or (iv) if, in a distribution not underwritten, the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3.  A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2.                            Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) calendar days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3.                            Form S-3 Registration.  If the Company receives a request from one or more Holders of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Holders, then the Company shall:

(a)                                 within ten (10) calendar days after the date such request is given, give notice of the proposed registration to all Holders other than the Initiating Holders (the “S-3 Notice”); and

(b)                                 as soon as practicable, use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) calendar days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (without regard to Selling Expenses) of less than $1,000,000; (iii) if the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) calendar days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3; or (v) during the period ending one hundred eighty (180) calendar days after the effective date of a registration made under Section 2.2 hereof.

(c)                                  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4.                            Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1 or Section 2.3, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and the Company shall include such information in the Demand Notice or the S-3 Notice, as the case may be.  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.4, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling stockholder that is a Holder and a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than seventy-five (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5.                            Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) calendar days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) calendar day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) calendar day period shall be extended for up to an additional one hundred twenty (120) calendar days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any  underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6.                            Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7.                            Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one (1) counsel for the selling Holders, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8.                            Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9.                            Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)                                  To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10.                     Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) calendar days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).

2.11.                     Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy percent (70%) of the Registrable Securities then-outstanding and the holders of at least a majority of Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock then-outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Holder who becomes a party to this Agreement in accordance with Section 6.9.

2.12.                     “Market Stand-off” Agreement.  Each Holder hereby agrees that it will not, if such a request is made in writing by the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.12 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall not apply to any shares issued under the Purchase Agreement after the closing of the IPO, shall not apply to any shares purchased by a Holder in the IPO, and shall be applicable to the Holders only if all officers, all directors, and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions.  The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.12 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 2.12 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Major Holders subject to such agreements, based on the number of shares held.

2.13.                     Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.12.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.14.                     Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in (i) the Right of First Refusal and Co-Sale Agreement; and (ii) this Agreement, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in the Right of First Refusal and Co-Sale Agreement and this Agreement.

(b)                                 Each certificate representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.14(c)) be stamped or otherwise imprinted with a legend in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A CERTAIN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.14.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the

Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.14(c).  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.14(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.15.                     Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate upon the earlier of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Charter; or

(b)                                 such time as all of such Holder’s Registrable Securities constitute less than three percent (3%) of the outstanding Common Stock and could be sold without restriction under SEC Rule 144.

3.                                      Information and Observer Rights.

3.1.                            Delivery of Financial Statements.  The Company shall deliver to each Major Holder:

(a)                                 as soon as practicable, but in any event within one hundred eighty (180) calendar days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent public accountants of a “Big Four” accounting firm or an accounting firm approved by the audit committee;

(b)                                 as soon as practicable, but in any event within forty five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within forty-five (45) calendar days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Holders to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)                                 as soon as practicable, but in any event within forty-five (45) calendar days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e)                                  as soon as practicable, but in any event thirty (30) calendar days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f)                                   at the request of any Major Holder, as soon as practicable following the end of each fiscal year, an annual business plan and a management report covering all major events;

(g)                                  with respect to the financial statements called for in Section 3.1(b) and Section 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying on behalf of the Company that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and Section 3.1(d)) and fairly present the financial condition of the Company and its results of operation as of and for the periods specified therein; and

(h)                                 such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) calendar days before the Company’s good-faith estimate of the date of filing a registration statement for an IPO; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.                            Inspection.  The Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Holder upon reasonable advance notice; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.                            Observer Rights.  Devon Park Bioventures, L.P., Bessemer Venture Partners VII L.P., MPM Bio IV NVS Strategic Fund, LP, TVM Life Science Ventures VI, L.P., Skyline Venture Partners Qualified Purchaser Fund IV, L.P., Prism Venture Partners V, L.P., Intersouth Partners VI, L.P., Deerfield Private Design Fund III, L.P., Abingworth Bioventures VI LP, Pharmstandard International S.A., and the holders of a majority of the outstanding shares of capital stock held by the Key Holders (as defined in the Voting Agreement) shall each be entitled to designate one person to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, the Company shall give such designees copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that each such designee shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude any such designee from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.  The right of the holders of a majority of the outstanding shares of capital stock held by the Key Holders to designate a Board observer under this section shall terminate on the date on which the Key Holders, as of the effective date of this Agreement, hold collectively less than five percent (5%) of the total issued and outstanding voting capital stock of the Company.

3.4.                            Termination of Information and Observer Rights.

(a)                                 The covenants set forth in Section 3.1, Section 3.2 and Section 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of

Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Charter, whichever event occurs first.

(b)                                 The rights, if any, of an Investor under Section 3.3 shall terminate on the date on which such Investor’s shares of Series D Preferred Stock are converted to Common Stock pursuant to Section 5A of Division C of Article Fourth of the Charter.  The rights, if any, of an Investor granted under any written agreement with the Company to designate one or more persons to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity shall terminate on the date on which such Investor’s shares of Series D Preferred Stock are converted to Common Stock pursuant to Section 5A of Division C of Article Fourth of the Charter.

(c)                                  The covenants set forth in Section 3.1 (excluding Section 3.1(a)) and Section 3.2 with respect to an Investor shall terminate and be of no further force or effect with respect to such Investor on the date on which such Investor’s shares of Series D Preferred Stock are converted to Common Stock pursuant to Section 5A of Division C of Article Fourth of the Charter.

3.5.                            Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company.  The Company further acknowledges that certain of the Investors may engage in the research, development or commercialization of products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, or from engaging in such research, development or commercialization activities, regardless of whether such enterprise or activities are competitive with respect to the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

3.6.                            Management Rights Letter.  At Closing under and as defined in the Purchase Agreement, the Company shall deliver to each Investor that participates in such Closing and who makes such a request, a Management Rights Letter (as defined in the Purchase Agreement) in a form reasonably acceptable to the Investors.

4.                                      Rights to Future Stock Issuances.

4.1.                            Right of First Offer.

(a)                                 Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor: (i) that holds at least 150,000 shares of Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); and (ii) which is an “Accredited Investor” as defined in Rule 501 under the Securities Act (“Qualified Investors”).  A Qualified Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.”

(b)                                 The Company shall give notice (the “Offer Notice”) to each Qualified Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)                                  By notification to the Company within twenty (20) calendar days after the Offer Notice is given, each Qualified Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable upon conversion of the Preferred Stock and any other Derivative Securities then held, by such Qualified Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and exercise of all Derivative Securities).  At the expiration of such twenty (20) day period, the Company shall promptly notify each Qualified Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Qualified Investor’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Qualified Investors were entitled to subscribe but that were not subscribed for by the Qualified Investors which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 4.1(c) shall occur within sixty (60) calendar days of the date that the Offer Notice is given.

(d)                                 If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(c)the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(c)offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Qualified Investors in accordance with this Section 4.1.

(e)                                  The right of first offer in this Section 4.1 shall not be applicable to (i) shares of Common Stock or Derivative Securities issued as a dividend or distribution on Preferred Stock; (ii) shares of Common Stock or Derivative Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by the Charter Article Fourth Part C Sections 4.5, 4.6, 4.7 or 4.8; (iii) shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (iv) shares of Common Stock or Derivative Securities actually issued upon the exercise of Derivative Securities or shares of Common Stock actually issued upon the conversion or exchange of Derivative Securities, in each case provided such issuance is pursuant to the terms of such Derivative Security; (v) shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company including a majority of the Preferred Directors; (vi) shares of Common Stock or Derivative Securities issued or issuable to a contracting party in connection with a licensing, corporate partnering, merger, acquisition or similar strategic or combination transaction approved by a majority of the Board of Directors of the Company, including a majority of the Preferred Directors; (vii) the Warrants and/or shares of Common Stock issued or issuable upon exercise of the Warrants; or (viii) shares of Series D Preferred Stock or Common Stock issued or issuable pursuant to the Purchase Agreement (including, without limitation, any right granted under the Purchase Agreement to purchase shares of Series D Preferred Stock or Common Stock) and/or shares of Common Stock issued or issuable upon conversion of such shares of Series D Preferred Stock.

4.2.                            Termination.  The covenants set forth in Section 4.1 shall terminate and be of no further force or effect immediately before the consummation of the IPO.  The covenants set forth in Section 4.1 shall terminate and be of no further force and effect upon a Deemed Liquidation Event, as such term is defined in the Charter.  The covenants set forth in Section 4.1 with respect to an Investor shall terminate with respect to such Investor on the date on which such Investor’s shares of Series D Preferred Stock are converted to Common Stock pursuant to Section 5A of Division C of Article Fourth of the Charter.

5.                                      Additional Covenants.

5.1.                            Insurance.  The Company shall use its commercially reasonable efforts to obtain, to the extent it has not already done so, within ninety (90) calendar days of the date hereof, from financially sound and reputable insurers Directors and Officers Errors and Omissions insurance in an amount satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

5.2.                            Employee Agreements.  The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets, or who works on technical matters, to enter into a nondisclosure and proprietary rights assignment agreement which provides, among other things, for the protection of confidential information of the Company and the assignment to and ownership by the Company of patents, patent applications, and other intellectual property rights conceived of or developed during such Person’s employment with the Company and (ii) each Key Person to enter into a non-competition and nonsolicitation agreement, in a form acceptable to the Major Holders, which provides that such Key Person will not compete with the Company or solicit employees of the Company while employed and for a period of one (1) year following termination of such Key Person’s employment.  In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the unanimous consent of the Preferred Directors.

5.3.                            Employee Vesting.  Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal quarterly installments over the following twelve (12) quarters, and (ii) a one hundred eighty (180) day lockup period in connection with the IPO.  The Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4.                            Matters Requiring Preferred Director Approval.  So long as at least 10% of the shares of Preferred Stock issued as of the date hereof remain outstanding, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

(a)                                 make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c)                                  guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)                                 make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(e)                                  incur any aggregate indebtedness in excess of $1,000,000 that is not already included in a budget approved or modified by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f)                                   otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Purchase Agreement, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms;

(g)                                  hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h)                                 change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)                                     sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses, material transfer agreements, or other similar agreements granted in the ordinary course of business; or

(j)                                    make any material investments, joint ventures or acquisitions.

5.5.                            Meetings of the Board of Directors.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least four (4) times per year in accordance with an agreed-upon schedule.

5.6.                            Successor Indemnification.  If the Company or any of its successors or assignees (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Charter, the Indemnification Agreements (as defined in the Purchase Agreement) or elsewhere, as the case may be.

5.7.                            Board Expenses.  The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors.

5.8.                            Board Committees.  The MPM Director, the Prism Director, the TVM Director, the Skyline Director, the Abingworth Director and the Pharmstandard Director (each as defined in the Voting Agreement) shall have the right to join any committee of the Board of Directors.

5.9.                            Termination of Covenants.  The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Charter, whichever event occurs first.

5.10.                     Annual Review of Science and Technology and Business.  Each Major Holder shall have the right to have the science and technology and the business of the Company reviewed once a calendar year by one or more representatives of the Major Holder, which may include third party consultants, and at the Major Holder’s expense.

5.11.                     Scientific Advisory Board.  If the Company forms a scientific advisory board or any board or committee with similar functions, each Major Holder shall have the right to designate up to one individual to serve on such board or committee.

6.                                      Miscellaneous.

6.1.                            Successors and Assigns.  Each Investor hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by such Investor to (i) any Person to which Registrable Securities are transferred by such Investor pursuant to Section 2.13 or (ii) with respect to the right of first offer set forth in Section 4.1, to any Major Holder or any Affiliate of a Major Holder, and, in each case, such assignee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2.                            Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

6.3.                            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4.                            Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.                            Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the signature pages, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.  If notice is given to the Company, a copy shall also be sent to:

Julio E. Vega

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

e-mail:  julio.vega@bingham.com

fax:  617-951-8736

and if notice is given to the Investors, a copy shall also be given to:

Lowell A. Segal

Ropes & Gray LLP

1900 University Avenue, 6th Floor
East Palo Alto, CA 94303

e-mail:  Lowell.Segal@ropesgray.com

fax:  650-566-4244

6.6.                            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least seventy percent (70%) of the Registrable Securities then-outstanding and the holders of at least a majority of Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock then-outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.14(c) (and the Company’s failure to object promptly in writing to a proposed assignment allegedly in violation of Section 2.14(c) shall be deemed to be a waiver).  Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion, subject to clause (b) below (it being agreed that (i) a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction and (ii) in the event that any Major Holder purchases securities in such transaction, the Company shall offer to each Qualified Investor, with reasonable advance notice, the opportunity to purchase their respective pro rata percentage of any New Securities that the Board of Directors of the Company determines, in good faith, to be available for purchase by Investors in such transaction (such pro rata percentage being the ratio of shares of the Corporation’s capital stock (on an as-converted basis) held by each Investor purchasing New Securities in such transaction to the sum of the total number of shares of the Corporation’s capital stock (on an as-converted basis) held by all Investors purchasing New Securities in such transaction)), and (b) the exception to the “market stand-off” provision contained in Section 2.12 for shares purchased by an Investor in the IPO  may not be amended or waived in an adverse manner with respect to any Investor without the written consent of such Investor.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto, except as otherwise provided in clause (b) above.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7.                            Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8.                            Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.9.                            Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Holder, so long as such additional Holder has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10.                     Entire Agreement.  This Agreement (including the Exhibits hereto) supersedes the Prior Agreement, and together with the Charter and the other Transaction Agreements (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

6.11.                     Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party will bear its own costs in respect of any disputes arising under this Agreement.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.

6.12.       Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy Noyes
Timothy Noyes
President and Chief Executive Officer

Address:
200 West Street
Waltham, MA 02451

Email:
Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Abingworth Bioventures VI, LP

By:
By:	[ILLEGIBLE]

By:	[ILLEGIBLE]

Title:	Partner

Address:	38 Jermyn Street

London SW1Y 6DN

United Kingdom

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Pharmstandard International S.A.

By:	/s/ Ericks Martinovsky	/s/ Gerard Birchen

Title:	Director	Director

Address:		65 Boulevard Grande Duchesse

Charlotte

L-1331 Luxembourg

Grand-Duchey of Luxembourg

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Special Situations International Master Fund, L.P.

By:	Deerfield Mgmt, L.P.
General Partner
By:	J.E. Flynn Capital LLC
General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Special Situations Fund, L.P.

By:	Deerfield Mgmt, L.P.
General Partner
By:	J.E. Flynn Capital LLC
General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Private Design Fund III, L.P.

By:	Deerfield Mgmt, L.P.
General Partner
By:	J.E. Flynn Capital LLC
General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

TVM Life Science Ventures VI GmbH & Co. KG

By:	/s/ Josef Moosholzer	/s/ Stefan Fischer

By:	Josef Moosholzer (and) Stefan Fischer

Title:	Authorized Officers

Address:	Ottostrasse 4, 80333 Munich

Germany

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

TVM Life Science Ventures VI LP
By:	its General Partner TVM Life
Science Ventures VI (Cayman) Ltd.

By:	/s/ Josef Moosholzer	/s/ Stefan Fischer

By:	Josef Moosholzer (and) Stefan Fischer

Title:	Authorized Officers

Address:	75 Arlington St. Suite 500
Boston, MA 02116, U.S.A.

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Skyline Venture Partners Qualified Purchaser Fund IV, L.P.
By:	Skyline Venture Management IV, LLC, its General Partner

By:	/s/ John G. Freund

Title:	John G. Freund, Managing Director

Address:	525 University Ave., Suite 610

Palo Alto, CA 94301

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Prism Venture Partners V, L.P.
	By:	Prism Investment Partners V, L.P.
its General Partner

	By:	Prism Venture Partners V, L.L.C.
its General Partner

	By:	/s/ Brendan O’Leary

	Title:	Managing Director
NOTE NEW ADDRESS:
75 Second Avenue, Suite 210	Address:	117 Kendrick Street, Suite 200
Needham, MA 02494
Needham, MA 02494

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Prism Venture Partners V-A, L.P.
	By:	Prism Investment Partners V, L.P.
its General Partner

	By:	Prism Venture Partners V, L.L.C.
its General Partner

	By:	/s/ Brendan O’Leary

	Title:	Managing Director
NOTE NEW ADDRESS:
75 Second Avenue, Suite 210	Address:	117 Kendrick Street, Suite 200
Needham, MA 02494
Needham, MA 02494

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Intersouth Partners VI, L.P.
By:	Intersouth Associates VI, LLC
its General Partner

By:	[ILLEGIBLE]

Title:	PARTNER

Address:	102 City Hall Plaza, Suite 200

Durham, NC 27701

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

MPM Bio IV NVS Strategic Fund, L.P.
By:	MPM Bioventures IV GP LLC
its General Partner
By:	MPM Bioventures IV LLC.
its Managing Member

By:	/s/ Todd Foley

Title:	Member

Address:	200 Clarendon Street, 54th Floor

Boston, MA 02116

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Vectis Healthcare & Life Sciences Fund II, L.P.

By:	Vectis II GP, LP
its General Partner
By:	Vectis II GP, LLC
General Partner

By:	[ILLEGIBLE]

Title:	Authorized Person

Address:	84 State Street, Suite 320

Boston, MA 02109

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Devon Park Bioventures, L.P.
By:	Devon Park Associates, L.P.
its General Partner

By:	/s/ Marc J. Ostro

Title:	General Partner

Address:	1400 Liberty Ridge Drive

Suite 103

Wayne, PA 19087

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

BVP VII Special Opportunity Fund LP
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co. Ltd., its General Partner

By:	[ILLEGIBLE]

Title:	Director

Address:	c/o Bessemer Venture Partners

1865 Palmer Avenue, Suite 104

Larchmont, NY 10538

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fourth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fourth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 13th day of May, 2014.

Bessemer Venture Partners VII, L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co. Ltd., its General Partner

By:	[ILLEGIBLE]

Title:	Director

Address:	c/o Bessemer Venture Partners

1865 Palmer Avenue, Suite 104

Larchmont, NY 10538

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]